Exhibit 23
                                           ----------


Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K for the year ended November 30, 1998, into UAL's previously filed Form S-8 and Post
Effective Amendment No. 1 to Form S-8 Registration
Statement (File No. 33-44553), Form S-8
Registration Statement (File No. 33-62749),
Form S-8 Registration Statement (File No. 333-
52249), and Form S-8 Registration Statement (File
No. 333-63179) for the United Airlines, Inc.
Flight Attendant Employees' 401(k) Retirement
Savings Plan.



                                     Arthur Andersen LLP


Chicago, Illinois
May 27, 1999